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As filed with the Securities and Exchange Commission on May 28, 2010

File No. 333-165388

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Advanced Life Sciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2854 (Primary Standard Industrial Classification Code Number)	30-0296543 (I.R.S. Employer Identification Number)

1440 Davey Road
Woodridge, Illinois 60517
(630) 739-6744
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael T. Flavin, Ph.D.
Chairman and Chief Executive Officer
Advanced Life Sciences Holdings, Inc.
1440 Davey Road
Woodridge, Illinois 60517
(630) 739-6744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Cabell Morris, Jr., Esq.
Todd M. Bloomquist, Esq.
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 is being filed solely for the purposes of amending Item 16 of Part II of the Registration Statement and filing certain exhibits indicated in Item 16. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and Part II to the Registration Statement.

        No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses payable by us in connection with the offering. All such expenses are estimates except for the SEC registration fee.

SEC registration fee	$1,426
FINRA filing fee	2,500
Accounting fees and expenses	45,000
Printing and engraving expenses	50,000
Legal fees	100,000
Miscellaneous expenses	52,500

Total	$251,426

Item 14.    Indemnification of Directors and Officers.

Limitation of Liability of Officers and Directors and Indemnification

        Subsection (a) of Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Our amended and restated certificate of incorporation and by-laws provide that indemnification shall be to the fullest extent permitted by the DGCL for all of our current or former directors or officers.

        As permitted by the DGCL, our amended and restated certificate of incorporation provides that our directors shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which a director derives an improper personal benefit.

Item 15.    Recent Sales of Unregistered Securities.

        The following list sets forth information regarding all securities sold by us within the past three years that were not registered under the Securities Act:

  (1)
  On December 10, 2007, we issued 10,191,083 shares of common stock to institutional investors for a purchase price of $1.96 per share and warrants to purchase an additional 5,095,542 shares of common stock for an exercise price of $2.15 per share. The aggregate offering price of the shares of common stock sold was $20,000,000 and the registrant paid commissions to the placement agent of $1,987,261.

  (2)
  On September 29, 2008, we issued 1,888,606 shares of common stock to Wyeth for a purchase price of $0.908 per share and an aggregate offering price of $1,714,854.

  (3)
  On September 29, 2008, we issued 393,339 shares of common stock to YA Global Investments, L.P. in payment of a $300,000 commitment fee.

  (4)
  Between January 16, 2009 and the end of the former SEDA, we issued an aggregate of 9,883,994 shares of common stock to YA Global Investments, L.P. under the SEDA at a weighted average purchase price of $0.40 per share and an aggregate offering price of $3.9 million.

        The offers, sales, and issuances of the securities described in paragraphs 1 through 4 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act in that the issuance of securities to the recipients did not involve a public offering. Appropriate legends were affixed to the securities issued in these transactions.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits

 INDEX OF EXHIBITS

Exhibit No.		Description
3.1		Third Amended and Restated Certificate of Incorporation of Advanced Life Sciences Holdings, Inc. (as filed in our Quarterly Report on Form 10-Q as exhibit 3.1 on May 10, 2010)
3.2
By-laws of Advanced Life Sciences Holdings, Inc. (as filed in our Amended Registration Statement on Form S-1/A as exhibit 3.3 on July 28, 2005, as amended and filed in our Current Report on Form 8-K as exhibit 3.1 on December 14, 2007)
4.1		Form of Warrant to Purchase Shares of common stock of Advanced Life Sciences Holdings, Inc. (as filed in our Current Report on Form 8-K as exhibit 4.2 on March 2, 2006)
4.2		Form of Warrant to Purchase Shares of common stock of Advanced Life Sciences Holdings, Inc. (as filed in our Current Report on Form 8-K as exhibit 4.2 on December 12, 2007)
4.3	**	Form of common stock purchase warrant (2010 Unit Offering)
4.4
Warrant issued to The Leaders Group, Inc. to purchase 65,000 shares of common stock of Advanced Life Sciences Holdings, Inc. at $1 per share, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 4.1 on November 6, 2008)
4.5	*	Form of Warrant Agent Agreement between Advanced Life Sciences Holdings, Inc. and Onyx Stock Transfer LLC
5.1	**	Legal opinion of Winston & Strawn LLP
10.1
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Michael T. Flavin, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.1 on November 14, 2007)
10.2
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and John L. Flavin (as filed in our Quarterly Report on Form 10-Q as exhibit 10.2 on November 14, 2007)
10.3
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Suseelan Pookote, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.4 on November 14, 2007)
10.4
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Ze-Qi Xu, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.5 on November 14, 2007)
10.5
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Patrick W. Flavin (as filed in our Quarterly Report on Form 10-Q as exhibit 10.6 on November 14, 2007)
10.6
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and David Eiznhamer, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.7 on November 14, 2007)
10.7		Amended Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan (as filed in our Current Report on Form 8-K as exhibit 10.1 on April 13, 2010)

Exhibit No.	Description
10.8	Development and Commercialization Agreement by and between Pfizer (formerly Wyeth) acting through its Pfizer (formerly Wyeth) Pharmaceuticals Division and Advanced Life Sciences Holdings, Inc., dated as of September 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.11 on November 6, 2008)
10.9	Advanced Life Sciences, Inc. Annual Bonus Plan (as filed in our Registration Statement on Form S-1 as exhibit 10.18 on April 28, 2005)
10.10	Lease Agreement between Advanced Life Sciences, Inc. and BioStart Property Group, LLC (as filed in our Current Report on Form 8-K as exhibit 10.1 on October 30, 2009)
10.11
License Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc. (as amended on April 27, 2005, August 2, 2005 and August 5, 2005 as filed in our Current Report on Form 8-K as exhibit 10.10 on August 12, 2005)
10.12	Fourth Amendment to License Agreement between Advanced Life Sciences, Inc. and Abbott Laboratories (as filed in our Quarterly Report on Form 10-Q as exhibit 10.9 on November 14, 2007)
10.13
License Agreement, dated April 28, 2003, by and between The University of Chicago, as Operator of Argonne National Laboratory, and Advanced Life Sciences, Inc. (as filed in our Registration Statement on Form S-1 as exhibit 10.11 on April 28, 2005)
10.14
Exclusive License Agreement, dated December 2, 1999, by and between the Board of Trustees of the University of Illinois and Advanced Life Sciences, Inc. (as filed in our Registration Statement on Form S-1 as exhibit 10.12 on April 28, 2005)
10.15	Patent Assignment and License Agreement, dated January 24, 1989, Baxter International Inc. and Michael T. Flavin (as filed in our Registration Statement on Form S-1 as exhibit 10.13 on April 28, 2005)
10.16
Letter of intent to proceed with purchase of raw materials to produce 1,750 Kg of cethromycin between Advanced Life Sciences, Inc. and DSM Pharmaceutical Products, Inc. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.1 on August 14, 2008)
10.17
Amended and Restated Business Loan Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.1 on November 6, 2008)
10.18
Amended and Restated Promissory Note between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.2 on November 6, 2008)
10.19	Commercial Pledge Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.3 on November 6, 2008)
10.20	Commercial Guaranty between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.4 on November 6, 2008)

Exhibit No.		Description
10.21		Commercial Security Agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.5 on November 6, 2008)
10.22
Amended and Restated Commercial Security Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.6 on November 6, 2008)
10.23
Intellectual Property Security Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.7 on November 6, 2008)
10.24		Commercial Guaranty between Advanced Life Sciences Holdings Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.8 on November 6, 2008)
10.25
Amended and Restated Commercial Pledge Agreement between ALS Ventures, LLC, Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.9 on November 6, 2008)
10.26
Agreement to Provide Insurance between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.10 on November 6, 2008)
10.27
Binding Term Sheet, dated September 30, 2009, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc. (as filed in our Quarterly Report on Form 10-Q as Exhibit 10.1 on November 10, 2009)
10.28
Third Amended and Restated Promissory Note dated January 4, 2010, between Advanced Life Sciences Holdings, Inc. and Michael T. Flavin (as filed in our Current Report on Form 8-K as exhibit 10.1 on January 4, 2010)
10.29	*	Letter agreement with Dawson James Securities, Inc. dated February 26, 2010, as amended on May 27, 2010
10.30		Letter agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, effective as of May 6, 2010 (as filed in our Current Report on Form 8-K as exhibit 10.1 on May 10, 2010)
10.31		Debt Exchange Agreement dated as of May 7, 2010 (as filed in our Current Report on Form 8-K as exhibit 10.2 on May 10, 2010)
21.1		Subsidiaries of Advanced Life Sciences Holdings, Inc. (as filed in our Registration Statement on Form S-1 as exhibit 21.1 on April 28, 2005)
21.2		Form of Indemnification Agreement (as filed in our Amended Registration Statement on Form S-1/A as exhibit 10.21 on June 3, 2005)
23.1	**	Consent of Deloitte & Touche LLP
23.2	**	Consent of Winston & Strawn LLP (as filed with exhibit 5.1)
24.1	**	Power of Attorney

(*)
Filed herewith.

(**)
Previously filed.

        (b)   Financial Statement Schedules

        No financial statement schedules are required to be filed with this registration statement.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 28th day of May, 2010.

ADVANCED LIFE SCIENCES HOLDINGS, INC. (Registrant)
By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Flavin Michael T. Flavin	Chairman and Chief Executive Officer (Principal Executive Officer)	May 28, 2010
/s/ John L. Flavin John L. Flavin	President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	May 28, 2010
/s/ Scott Meadow* Scott Meadow	Director	May 28, 2010
/s/ Theron Odlaug* Theron Odlaug	Director	May 28, 2010
/s/ Terry W. Osborn* Terry W. Osborn	Director	May 28, 2010
/s/ Richard A. Reck* Richard A. Reck	Director	May 28, 2010
/s/ Israel Rubinstein* Israel Rubinstein	Director	May 28, 2010

	Signature	Title	Date

/s/ Rosalie Sagraves* Rosalie Sagraves		Director	May 28, 2010
/s/ Thomas V. Thornton* Thomas V. Thornton		Director	May 28, 2010
*By:	/s/ Michael T. Flavin Michael T. Flavin Attorney-In-Fact

 INDEX OF EXHIBITS

Exhibit No.		Description
3.1		Third Amended and Restated Certificate of Incorporation of Advanced Life Sciences Holdings, Inc. (as filed in our Quarterly Report on Form 10-Q as exhibit 3.1 on May 10, 2010)
3.2
By-laws of Advanced Life Sciences Holdings, Inc. (as filed in our Amended Registration Statement on Form S-1/A as exhibit 3.3 on July 28, 2005, as amended and filed in our Current Report on Form 8-K as exhibit 3.1 on December 14, 2007)
4.1		Form of Warrant to Purchase Shares of common stock of Advanced Life Sciences Holdings, Inc. (as filed in our Current Report on Form 8-K as exhibit 4.2 on March 2, 2006)
4.2		Form of Warrant to Purchase Shares of common stock of Advanced Life Sciences Holdings, Inc. (as filed in our Current Report on Form 8-K as exhibit 4.2 on December 12, 2007)
4.3	**	Form of common stock purchase warrant (2010 Unit Offering)
4.4
Warrant issued to The Leaders Group, Inc. to purchase 65,000 shares of common stock of Advanced Life Sciences Holdings, Inc. at $1 per share, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 4.1 on November 6, 2008)
4.5	*	Form of Warrant Agent Agreement between Advanced Life Sciences Holdings, Inc. and Onyx Stock Transfer LLC
5.1	**	Legal opinion of Winston & Strawn LLP
10.1
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Michael T. Flavin, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.1 on November 14, 2007)
10.2
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and John L. Flavin (as filed in our Quarterly Report on Form 10-Q as exhibit 10.2 on November 14, 2007)
10.3
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Suseelan Pookote, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.4 on November 14, 2007)
10.4
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Ze-Qi Xu, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.5 on November 14, 2007)
10.5
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and Patrick W. Flavin (as filed in our Quarterly Report on Form 10-Q as exhibit 10.6 on November 14, 2007)
10.6
Amended and Restated Employment Agreement, dated November 13, 2007, between Advanced Life Sciences, Inc. and David Eiznhamer, Ph.D. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.7 on November 14, 2007)
10.7		Amended Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan (as filed in our Current Report on Form 8-K as exhibit 10.1 on April 13, 2010)
10.8
Development and Commercialization Agreement by and between Pfizer (formerly Wyeth) acting through its Pfizer (formerly Wyeth) Pharmaceuticals Division and Advanced Life Sciences Holdings, Inc., dated as of September 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.11 on November 6, 2008)

Exhibit No.	Description
10.9	Advanced Life Sciences, Inc. Annual Bonus Plan (as filed in our Registration Statement on Form S-1 as exhibit 10.18 on April 28, 2005)
10.10	Lease Agreement between Advanced Life Sciences, Inc. and BioStart Property Group, LLC (as filed in our Current Report on Form 8-K as exhibit 10.1 on October 30, 2009)
10.11
License Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc. (as amended on April 27, 2005, August 2, 2005 and August 5, 2005 as filed in our Current Report on Form 8-K as exhibit 10.10 on August 12, 2005)
10.12	Fourth Amendment to License Agreement between Advanced Life Sciences, Inc. and Abbott Laboratories (as filed in our Quarterly Report on Form 10-Q as exhibit 10.9 on November 14, 2007)
10.13
License Agreement, dated April 28, 2003, by and between The University of Chicago, as Operator of Argonne National Laboratory, and Advanced Life Sciences, Inc. (as filed in our Registration Statement on Form S-1 as exhibit 10.11 on April 28, 2005)
10.14
Exclusive License Agreement, dated December 2, 1999, by and between the Board of Trustees of the University of Illinois and Advanced Life Sciences, Inc. (as filed in our Registration Statement on Form S-1 as exhibit 10.12 on April 28, 2005)
10.15	Patent Assignment and License Agreement, dated January 24, 1989, Baxter International Inc. and Michael T. Flavin (as filed in our Registration Statement on Form S-1 as exhibit 10.13 on April 28, 2005)
10.16
Letter of intent to proceed with purchase of raw materials to produce 1,750 Kg of cethromycin between Advanced Life Sciences, Inc. and DSM Pharmaceutical Products, Inc. (as filed in our Quarterly Report on Form 10-Q as exhibit 10.1 on August 14, 2008)
10.17
Amended and Restated Business Loan Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.1 on November 6, 2008)
10.18
Amended and Restated Promissory Note between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.2 on November 6, 2008)
10.19	Commercial Pledge Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.3 on November 6, 2008)
10.20	Commercial Guaranty between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.4 on November 6, 2008)
10.21
Commercial Security Agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.5 on November 6, 2008)
10.22
Amended and Restated Commercial Security Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.6 on November 6, 2008)
10.23
Intellectual Property Security Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.7 on November 6, 2008)

Exhibit No.		Description
10.24		Commercial Guaranty between Advanced Life Sciences Holdings Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.8 on November 6, 2008)
10.25
Amended and Restated Commercial Pledge Agreement between ALS Ventures, LLC, Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.9 on November 6, 2008)
10.26
Agreement to Provide Insurance between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of October 23, 2008 (as filed in our Quarterly Report on Form 10-Q as exhibit 10.10 on November 6, 2008)
10.27
Binding Term Sheet, dated September 30, 2009, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc. (as filed in our Quarterly Report on Form 10-Q as Exhibit 10.1 on November 10, 2009)
10.28
Third Amended and Restated Promissory Note dated January 4, 2010, between Advanced Life Sciences Holdings, Inc. and Michael T. Flavin (as filed in our Current Report on Form 8-K as exhibit 10.1 on January 4, 2010)
10.29	*	Letter agreement with Dawson James Securities, Inc. dated February 26, 2010, as amended on May 27, 2010
10.30		Letter agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, effective as of May 6, 2010 (as filed in our Current Report on Form 8-K as exhibit 10.1 on May 10, 2010)
10.31		Debt Exchange Agreement dated as of May 7, 2010 (as filed in our Current Report on Form 8-K as exhibit 10.2 on May 10, 2010)
21.1		Subsidiaries of Advanced Life Sciences Holdings, Inc. (as filed in our Registration Statement on Form S-1 as exhibit 21.1 on April 28, 2005)
21.2		Form of Indemnification Agreement (as filed in our Amended Registration Statement on Form S-1/A as exhibit 10.21 on June 3, 2005)
23.1	**	Consent of Deloitte & Touche LLP
23.2	**	Consent of Winston & Strawn LLP (as filed with exhibit 5.1)
24.1	**	Power of Attorney

(*)
Filed herewith.

(**)
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
INDEX OF EXHIBITS
  Item 17. Undertakings.
SIGNATURES
INDEX OF EXHIBITS